Exhibit 4.3
EXECUTION COPY
SECURITY AGREEMENT
dated as of
August 13, 2010,
among
DIAMOND RESORTS PARENT, LLC,
DIAMOND RESORTS HOLDINGS, LLC,
DIAMOND RESORTS CORPORATION
the other Subsidiaries of the Company
from time to time party hereto
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent
[CS&M Ref. No. 2162-537]

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01. Indenture	1
SECTION 1.02. Other Defined Terms	2

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge	8
SECTION 2.02. Delivery of the Pledged Collateral	9
SECTION 2.03. Representations, Warranties and Covenants	10
SECTION 2.04. Certification of Limited Liability Company Interests and Limited Partnership Interests	11
SECTION 2.05. Registration in Nominee Name; Denominations	11
SECTION 2.06. Voting Rights; Dividends and Interest, Etc	12

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest	14
SECTION 3.02. Representations and Warranties	16
SECTION 3.03. Covenants	18
SECTION 3.04. Other Actions	22
SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral	24

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default	26
SECTION 4.02. Application of Proceeds	27
SECTION 4.03. Grant of License to Use Intellectual Property	28
SECTION 4.04. Securities Act, Etc	28
SECTION 4.05. Registration	29
SECTION 4.06. Disposition of Collateral	30

ii

iii

Schedules

Schedule I	Subsidiary Grantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Excluded Equity Interests
Schedule IV	Resorts
Schedule V	Intellectual Property
Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate

     SECURITY AGREEMENT dated as of August 13, 2010 (this “Agreement”), among DIAMOND RESORTS CORPORATION, a Maryland corporation (the “Issuer”), DIAMOND RESORTS HOLDINGS, LLC, a Nevada limited liability company (“Holdings”) DIAMOND RESORTS PARENT, LLC, a Nevada limited liability company (the “Company”), the U.S. Subsidiaries of the Company from time to time party hereto (the “Subsidiary Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”).
Preliminary Statement
          Reference is made to (a) the Indenture dated as of August 13, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, Holdings, the Company, the Subsidiary Grantors party thereto and Wells Fargo Bank, National Association, as Trustee (in such capacity, the “Trustee”) and (b) the Purchase Agreement dated as of August 10, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Issuer and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Guggenheim Securities, LLC, each as representative of the initial purchasers (the “Initial Purchasers”). The Trustee has agreed to enter into the Indenture and the Initial Purchasers have agreed to purchase Notes (as defined in the Indenture), in each case on the terms and subject to the conditions set forth in the Purchase Agreement.
          The obligations of the Initial Purchasers to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement by the Issuer and each other Grantor. Each Grantor (other than the Issuer) is an affiliate of the Issuer, will derive substantial benefits from the purchase of the Notes by the Initial Purchasers from the Issuer pursuant to the Purchase Agreement, and each Grantor is willing to execute and deliver this Agreement in order to induce the Initial Purchasers to purchase the Notes. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Indenture. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC.

          (b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.
          SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.
          “Agreement” shall have the meaning assigned to such term in the preliminary statement.
          “Article 9 Collateral” shall have the meaning assigned to such term in Section 3.01.
          “Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.
          “Collateral Agent” shall have the meaning assigned to such term in the preliminary statement.
          “Collection” shall mean each of the Diamond Resorts U.S. Collection, the Diamond Resorts Hawaii Collection, the Diamond Resorts California Collection and any successor or similar club.
          “Company” shall have the meaning assigned to such term in the preliminary statement.
          “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.
          “Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule V.
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Excluded Accounts” means (a) payroll accounts, (b) employee trust accounts, (c) escrow accounts, (d) cash collateral accounts for credit card companies, (e) tax accounts, (f) accounts containing rental payments for Resort occupancy collected on behalf of the applicable homeowners’ association or individual unit owners and that may not be controlled without the consent of such parties and (g) accounts containing amounts collected on behalf of business partners of a Grantor and that may not be controlled without the consent of such business partners; provided that, in the case of clauses (f) and (g), such accounts are reconciled no less frequently than once a month and all amounts allocated to the Company, the Issuer or a Subsidiary Grantor in such reconciliations are deposited reasonably promptly in a Deposit Account that is controlled in accordance with Section 3.04(b).
          “Excluded Collateral” means all Timeshare Receivables, Excluded Accounts and Excluded Stock Collateral.
          “Excluded Stock Collateral” shall have the meaning assigned to such term in Section 2.01.
          “Executive Services Agreement” shall mean the Homeowner Association Oversight, Consulting and Executive Management Executive Services Agreement dated as of August 13, 2010 by and between Diamond Resorts Corporation, a Maryland corporation, and HM&C, a Nevada limited liability company.
          “Federal Securities Laws” shall have the meaning assigned to such term in Section 4.04.
          “General Intangibles” shall mean all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements, Material Contracts and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

          “Grantors” shall mean the Issuer, the Company, Holdings and the Subsidiary Grantors.
          “Holdings” shall have the meaning assigned to such term in the preliminary statement.
          “Indenture” shall have the meaning assigned to such term in the preliminary statement.
          “Initial Purchasers” shall have the meaning assigned to such term in the preliminary statement.
          “Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
          “Issuer” shall have the meaning assigned to such term in the preliminary statement.
          “License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule V.
          “Material Contracts” shall mean the Executive Services Agreement, each Property Management Agreement, all material agreements of each Collection and any material agreements related to a Reservation System.
          “New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Notes Documents” means (a) the Notes, the Notes Guarantees, the Indenture, this Agreement, the other Security Documents and any applicable Intercreditor Agreement entered into after the date hereof and (b) any other related document or instrument executed and delivered pursuant to any Notes Document described in clause (a) evidencing or governing any Notes Obligations thereunder.
          “Notes Guarantees” shall mean the guarantee pursuant to the Indenture by each Grantor of the Issuer’s obligations under the Indenture and the Notes.
          “Notes Obligations” means (a) the due and punctual payment by the Issuer of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, on an Interest Payment Date, by acceleration, repurchase, redemption, upon one or more dates set for prepayment or otherwise and interest on the overdue principal of and interest on the Notes and (ii) all other monetary obligations of the Issuer to any of the Secured Parties under the Indenture and each of the other Notes Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Issuer to any of the Secured Parties under or pursuant to the Indenture and each of the other Notes Documents and (c) the due and punctual payment and performance of all the obligations of each other Grantor to any of the Secured Parties under or pursuant to this Agreement and each of the other Notes Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
          “Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.
          “Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule V, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
          “Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an Officer of the Issuer, Holdings and the Company.
          “Points” shall mean points or a similar form of currency, the redemption of which entitles the holder thereof to reserve the use and occupancy of a residential accommodation at a Points Based Resort.
          “Points Based Resort” shall mean the Resorts identified on Schedule IV as “Points Based Resorts” and any other Resort that is designated after the Issue Date, by means of a certificate delivered to the Collateral Agent by an Officer of the Company,

Holdings or the Issuer, as a Resort at which holders of Points Based Time Share Interests are entitled to reserve the use and occupancy of residential accommodations.
          “Points Based Time Share Interest” shall mean a Time Share Interest (including a club membership) that is denominated in Points. Any Grantor that is a seller of Points Based Time Share Interests shall be deemed the owner of a Points Based Time Share Interest to the extent of its unsold Points from time to time.
          “Pledged Collateral” shall have the meaning assigned to such term in Section 2.01.
          “Pledged Debt Securities” shall have the meaning assigned to such term in Section 2.01.
          “Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
          “Pledged Stock” shall have the meaning assigned to such term in Section 2.01.
          “Property Management Agreement” shall mean a management agreement entered into by and between a homeowners’ association and a property management company, pursuant to which the property manager is to provide management and other services with respect to a Resort.
          “Purchase Agreement” shall have the meaning assigned to such term in the preliminary statement.
          “Reservation System” shall mean the reservation system operated by THE Club, a Florida corporation, and any other system(s) pursuant to which reservations for particular locations, times, lengths of stay and unit types at Points Based Resorts with respect to Points Based Time Share Interests are received, accepted, modified or canceled.
          “Resort” shall mean a time share residential real estate property identified on Schedule IV or any other time share residential real estate property in which any Grantor sells Time Share Interests after the Issue Date, including in each case the land on which such project is located, all buildings and other improvements thereon and all fixtures located at or used in connection with such project.
          “Secured Parties” shall mean (a) the Holders, (b) the Collateral Agent, (c) the Trustee, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Notes Document and (e) the successors and assigns of each of the foregoing.

          “Security Interest” shall have the meaning assigned to such term in Section 3.01.
          “Subsidiary Grantor” shall have the meaning assigned to such term in the preliminary statement.
          “Time Share Interest” shall mean a timeshare interest or interval, however defined in the applicable condominium or timeshare declaration, trust agreement or other relevant document or instrument pursuant to which such timeshare interest or interval is created, whether or not coupled with a fee simple interest in real estate, together with all rights, benefits, privileges and interests appurtenant thereto, including the right to use and occupy a residential unit within the applicable Resort and the common areas and common furnishings appurtenant to such unit for a specified period of time, on an annual or a biennial basis, as more specifically described in the applicable declaration or other relevant document or instrument. Time Share Interests shall include Points Based Time Share Interests.
          “Time Share Mortgage” shall mean a mortgage, deed of trust or other security interest on or with respect to a Time Share Interest, including any financing instruments for Time Share Interests in St. Maarten and for Points Based Time Share Interests.
          “Time Share Receivables” shall mean Time Share Mortgage receivables originated upon the sale of Time Share Interests.
          “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.
          “Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
          “Trustee” shall have the meaning assigned to such term in the preliminary statement.

ARTICLE II
Pledge of Securities
          SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Notes Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Patties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a first-priority security interest in, all of such Grantor’s right, title and interest in, to and under:
     (a) (i) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Stock”); provided, however, that the Pledged Stock shall not include (x) more than 66% of the issued and outstanding voting Equity Interests of any first tier Foreign Subsidiary to the extent that the pledge of any greater percentage would result in adverse tax consequences to the Company, (y) any Equity Interests of Citrus Insurance Company, Inc. a Nevada corporation, so long as the net worth of such Subsidiary is less than $500,000 or (z) any Equity Interests of any Subsidiary set forth on Schedule III to this Agreement;
     (b) (i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”);
     (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01;
     (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above;
     (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and
     (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”);
provided, however, that notwithstanding the foregoing, Pledged Collateral shall not include at any time any Timeshare Receivables.

          Notwithstanding the foregoing, the capital stock and securities of any Subsidiary Grantor will constitute Pledged Collateral with respect to the Notes only to the extent that the securing of the Notes with such capital stock and securities would not require such Subsidiary Grantor to file separate financial statements with the SEC under Rule 3-16 of Regulation S-X under the Securities Act. In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation that would require) the filing with the SEC of separate financial statements of any Subsidiary Grantor due to the fact that such Subsidiary Grantor’s capital stock and securities secure the Notes, then the capital stock and securities of such Subsidiary Grantor shall automatically be deemed not to be part of the Pledged Collateral (but only to the extent necessary for such Subsidiary Grantor to not be subject to such requirement to provide separate financial statements) and such excluded portion of the capital stock and securities is referred to as the “Excluded Stock Collateral”. In such event, the Security Documents may be amended, modified or supplemented, without the consent of any Holder, to the extent necessary to release the security interests on the Excluded Stock Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation that would permit) any Subsidiary Grantor’s Excluded Stock Collateral to secure the Notes in excess of the amount then pledged without the filing with the SEC of separate financial statements of such Subsidiary Grantor, then the capital stock and securities of such Subsidiary Grantor shall automatically be deemed to be a part of the Pledged Collateral (but only to the extent possible without such Subsidiary Grantor becoming subject to any such filing requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional capital stock and securities.
          TO HAVE AND TO HOLD the Pledged Collateral, together with all right title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
          SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all certificates, instruments or other documents representing or evidencing Pledged Securities.
          (b) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Debt Securities.
          (c) Upon delivery to the Collateral Agent, (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
          SECTION 2.03. Representations, Warranties and Covenants. Each Grantor, with respect to itself and its Subsidiaries, represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:
     (a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;
     (b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;
     (c) except for the security interests granted hereunder (or otherwise permitted under the Indenture), each Grantor (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens other than Liens expressly permitted pursuant to Section 4.10 of the Indenture, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in compliance with the Indenture, and (iv) subject to Section 2.06, will cause any and all Pledged Collateral, whether for value paid by such Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;
     (d) except for restrictions and limitations imposed by the Notes Documents, or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law provisions or other organizational documents or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
     (e) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens

(other than any Lien created or permitted by the Notes Documents), however arising, of all persons whomsoever;
     (f) no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
     (g) by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, prior to any other Lien on any of the Pledged Securities other than any Liens expressly permitted pursuant to Section 4.10 of the Indenture that have priority as a matter of law; and
     (h) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein and all action by any Grantor necessary or desirable to protect and perfect the Lien on the Pledged Collateral has been duly taken.
          SECTION 2.04. Certification of Limited Liability Company Interests and Limited Partnership Interests. (a) Each Grantor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership Controlled by such Grantor, pledged hereunder and represented by a certificate shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC and (ii) each such interest shall at all times hereafter be represented by a certificate.
          (b) Each Grantor further acknowledges and agrees that (i) each interest in any limited liability company or limited partnership Controlled by such Grantor, pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC, and (ii) such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless the Grantor provides prior written notification to the Collateral Agent of such election and immediately delivers any such certificate to the Collateral Agent pursuant to the terms hereof.
     SECTION 2.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee or secured party, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly give to the Collateral Agent written copies of any notices or other communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. The Collateral Agent shall at all times have the right to exchange any certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
          SECTION 2.06. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Sections 6(a)(viii) or 6(a)(ix) of the Indenture):
     (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Notes Documents; provided, however, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Indenture or any other Notes Document or the ability of the Secured Parties to exercise the same.
     (ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.
     (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Notes Documents and applicable law; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment). This paragraph (iii) shall not apply to dividends between or among the Issuer, the Grantors and any Subsidiaries only of property subject to a perfected security interest under this Agreement; provided that the Issuer notifies the Collateral Agent in writing, specifically referring to this Section 2.06 at the time of such dividend and takes any actions the Collateral Agent specifies to ensure the continuance of its perfected security interest in such property under this Agreement.
          (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.06(a)) the Grantors in writing of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Trustee certificates to that effect, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.
          (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.06(a)) the Grantors in writing of the suspension of their rights under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Trustee or the requisite Holders under the Indenture, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.
          (d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 2.06 (i) shall be in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE III
Security Interests in Personal Property
          SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Notes Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all cash and Deposit Accounts;
     (iv) all Documents;
     (v) all Equipment;
     (vi) all General Intangibles;
     (vii) all Instruments;
     (viii) all Inventory;
     (ix) all Investment Property;
     (x) all Letter-of-Credit Rights;
     (xi) all Commercial Tort Claims;
     (xii) all books and records pertaining to the Article 9 Collateral; and
     (xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;
provided, however, that notwithstanding the foregoing, Article 9 Collateral shall not include at any time (A) any Excluded Collateral, (B) any property to the extent that a grant of a security interest in or other Lien on such property, or the perfection of any such Lien, is prohibited by any law; provided, that such security interest in or Lien on such property, or the perfection of such Lien, shall be included in the Collateral immediately at such time it is no longer prohibited by any such law, (C) any Grantor’s rights or interests under any contract or agreement to which such Grantor is a party (other than a Material Contract) to the extent that (1) such rights or interests are not assignable or capable of being encumbered under the terms of the contract or agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law, including Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC, in respect of the grant of a security interest hereunder), without the consent of the other applicable party thereto and (2) such consent has not been obtained; provided, however, that such security interest shall attach immediately at such time as such contract or agreement may be assigned or is capable of being so encumbered or such consent has been obtained, as the case may be, and, to the extent severable, shall attach immediately to any portion of such contract or agreement that may be assigned or encumbered or such consent has been obtained, as the case may be, including any Proceeds of such contract or agreement, or (D) any vehicle subject to a certificate of title or similar statute and having a value of less than $100,000.
          For the avoidance of doubt, and in furtherance and not limitation of any other provision herein, the Article 9 Collateral shall include an assignment, as security for the Notes Obligations, of the Material Contracts and all of each Grantor’s rights thereunder, including all payments of any kind for or with respect to the obligations under a Material Contract and the right to make all waivers, amendments and agreements, to exercise any election or option, to grant any consent, waiver or approval, to give and receive duplicate copies of all notices and other instruments or communications, to declare any default, to take such action and exercise such rights and remedies including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by a Material Contract or by law, and to do any and all other things whatsoever which the Collateral Agent or parties to a Material Contract are or may be entitled to do under such Material Contract.
          (b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets, other than time share receivables or consumer loans” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request. The Collateral Agent shall be authorized to file, but shall not be responsible for filing, any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Collateral Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral, but, in each case (A) subject to the requirement that the Collateral Agent may not act or omit to take any action if such act or omission would constitute gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment and (B) the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Notes Obligations.
          Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
          The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.
          (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral, including the Material Contracts.
          SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:
     (a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.
     (b) The Perfection Certificate was duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) was correct and complete as of the Issue Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent and the Secured Parties in the Perfection Certificate for filing in each governmental, municipal or other office specified in

Section 2 of the Perfection Certificate (or specified by notice from the Issuer to the Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Sections 4.11, 4.15, 11.03 or 11.06 of the Indenture), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected first-priority security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Agent), and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights has been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
     (c) The Security Interest constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Notes Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected first-priority security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a first-priority security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form hereof) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 4.10 of the Indenture that have priority as a matter of law.
     (d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 4.10 of the Indenture. No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 4.10 of the Indenture. No Grantor holds any Commercial Tort Claims except as indicated on the Perfection Certificate.
          SECTION 3.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change in (i) its legal name, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number, (iv) its jurisdiction of organization or (v) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Article 9 Collateral owned by it or any office or facility at which Article 9 Collateral owned by it is located (including the establishment of any such new office or facility in respect of any Grantor that is not a registered organization). Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first-priority security interest in all the Article 9 Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.
          (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Collateral Agent may request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.
          (c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.02 of the Indenture, the Issuer shall deliver to the Collateral Agent (i) a certificate executed by an Officer of each of the Company, Holdings and the Issuer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c) and (ii) a certificate executed by an Officer of each of the Company, Holdings and the Issuer certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, re-recordings and re-registrations, containing a description of the Article 9 Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) of this Section 3.03 to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 3.03(c) shall identify in the format of Schedule V all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.
          (d) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 4.10 of the Indenture.
          (e) Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.
          Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prior notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule V or adding additional schedules hereto to identify specifically any asset or item of a Grantor that may, in the Collateral Agent’s reasonable judgment (in consultation with counsel), constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within

10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.
          (f) The Collateral Agent and such persons as the Collateral Agent may designate shall have the right at the applicable Grantor’s own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the applicable Grantor’s affairs with the officers of such Grantor and its independent accountants and to verify the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, if an Event of Default has occurred and is continuing, in the case of Accounts or other Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.
          (g) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 4.10 of the Indenture, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization, and the Collateral Agent agrees to notify the applicable Grantor within 10 Business Days following any such discharge or payment (provided that the failure to give such notice shall not affect the Collateral Agent’s rights hereunder, including it’s right to reimbursement for such expenses pursuant to this clause (g)); provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Notes Documents.
          (h) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the ratable benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

          (i) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
          (j) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as expressly permitted by Section 4.10 of the Indenture. No Grantor shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or otherwise in control of the Article 9 Collateral owned by it, except as permitted by the Indenture.
          (k) Except as specifically permitted under the Indenture, no Grantor will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.
          (1) Each Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in the Indenture. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Indenture or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

          (m) Each Grantor shall maintain, in form and manner satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.
          SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
     (a) Instruments. If any Grantor shall at any time hold or acquire any Instruments, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.
     (b) Deposit Accounts. For each Deposit Account (other than Excluded Accounts) that any Grantor at any time opens or maintains that has a balance in excess of $100,000, such Grantor shall promptly notify the Collateral Agent thereof and, upon the Collateral Agent’s request, either (i) cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other person, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the Deposit Account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to any Deposit Account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein.
     (c) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders from the Collateral Agent to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a Securities Intermediary, arrange for the Collateral Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.
     (d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.
     (e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.
     (f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $500,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.
          SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.
          (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.
          (c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

          (d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.
          (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly (and in any event within 10 days after any such filing) notifies the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.
          (f) Each Grantor will take all reasonably necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
          (g) In the event that any Grantor has actual knowledge that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third person, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.
          (h) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and

each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.
ARTICLE IV
Remedies
          SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, whether or not at the direction of the Trustee or Holders of a majority in principal amount of the Notes, to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
          SECTION 4.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:
     FIRST, to the payment of all costs and expenses incurred by, and indemnities then owing to, the Collateral Agent or the Trustee (if not the

Collateral Agent) (in their respective capacities as such hereunder or under any other Notes Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Notes Document or any of the Notes Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Trustee (if not the Collateral Agent) hereunder or under any other Notes Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Notes Document;
     SECOND, to the payment in full of all other Notes Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Notes Obligations owed to them on the date of any such distribution); and
     THIRD, to the extent of the balance of such proceeds after application in accordance with the foregoing, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
          SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained) to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent after the occurrence of an Event of Default shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.
          SECTION 4.04. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
          SECTION 4.05. Registration. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective affiliates and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section 4.05. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 4.05 may be specifically enforced.
          SECTION 4.06. Disposition of Collateral. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Notes Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Notes Obligations provided under the Notes Documents, to have agreed to the foregoing provisions.
ARTICLE V
Indemnity, Subrogation and Subordination
          SECTION 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), the Issuer agrees that (a) in the event a payment shall be made under this Agreement by any Subsidiary Grantor, the Issuer shall indemnify such Subsidiary Grantor for the full amount of such payment and such Subsidiary Grantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Issuer shall indemnify such Subsidiary Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

          SECTION 5.02. Contribution and Subrogation. Each Subsidiary Grantor (a “Contributing Subsidiary Grantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Subsidiary Grantor hereunder in respect of any Notes Obligation, or assets of any other Subsidiary Grantor shall be sold pursuant to any Security Document to satisfy any Notes Obligation owed to any Secured Party, and such other Subsidiary Grantor (the “Claiming Subsidiary Grantor”) shall not have been fully indemnified by the Issuer as provided in Section 5.01, the Contributing Subsidiary Grantor shall indemnify the Claiming Subsidiary Grantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Grantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Grantors on the date hereof (or, in the case of any such Subsidiary Grantor becoming a party hereto pursuant to Section 6.16, the date of the supplement hereto executed and delivered by such Subsidiary Grantor). Any Contributing Subsidiary Grantor making any payment to a Claiming Subsidiary Grantor pursuant to this Section 5.02 shall (subject to Section 5.03) be subrogated to the rights of such Claiming Subsidiary Grantor under Section 5.01 to the extent of such payment.
          SECTION 5.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Grantors under Sections 5.01 and 5.02 and all other rights of the Subsidiary Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Notes Obligations. No failure on the part of the Issuer or any other Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Grantor with respect to its obligations hereunder, and each Subsidiary Grantor shall remain liable for the full amount of its obligations hereunder.
          (b) Each Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Grantor or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Notes Obligations.
ARTICLE VI
Miscellaneous
          SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.02 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Issuer as provided in Section 12.02 of the Indenture.
          SECTION 6.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a first-priority security interest in the

Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Document, any agreement with respect to any of the Notes Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Notes, the Notes Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Notes Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Notes Obligations or this Agreement.
          SECTION 6.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Notes Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Notes Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Notes Documents and the issuance of the Notes, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Collateral Agent or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Note is issued pursuant to the Indenture, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any other amount payable under any Notes Document is outstanding and unpaid.
          SECTION 6.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
          SECTION 6.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          SECTION 6.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to pay all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of its counsel, in connection with (i) the preparation, execution, delivery and administration of this Agreement and any other Security Document, (ii) the custody and preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or under any Security Document or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.
          (b) Without limitation of its indemnification obligations under the other Notes Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Secured Parties against, and hold each Secured Party harmless from, any and all losses, claims, damages, liabilities, and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Secured Party, incurred by or asserted against any Secured Party arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any Secured Party is a party thereto or whether initiated by a third party or by a Grantor or any Affiliate thereof; provided, however, that such indemnity shall not, as to any Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Secured Party. To the extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement any other Notes Document, or any agreement or instrument contemplated hereby, the Transactions, any Note or the use of proceeds thereof.
          (c) Any such amounts payable as provided hereunder shall be additional Notes Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Notes Document, the consummation of the transactions contemplated hereby, the repayment of any of the Notes Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.06 shall be payable on written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.14 of the Indenture.
          SECTION 6.07. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral (including completing any stock powers or other instruments of transfer delivered pursuant to Section 2.02(c)), and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment. Upon termination of this Agreement, the Collateral Agent’s rights as attorney-in-fact shall terminate.
          SECTION 6.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          SECTION 6.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power hereunder or under any other Notes Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Notes

Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Indenture.
          SECTION 6.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER NOTES DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTES DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.
          SECTION 6.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Notes Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 6.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6.04. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic means shall be as effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 6.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 6.14. Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Notes Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Notes Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Notes Document against any Grantor or its properties in the courts of any jurisdiction.
          (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Notes Document in any court referred to in paragraph (a) of this Section 6.14. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Notes Document will affect the right of the Collateral Agent to serve process in any other manner permitted by law.
          SECTION 6.15. Termination or Release. (a) This Agreement, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate when all the Notes Obligations (other than contingent indemnification obligations) have been indefeasibly paid in full or upon discharge of the Indenture or defeasance of the Notes as set forth in Sections 8.02 and 8.03 of the Indenture.
          (b) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released upon the release of such Subsidiary Grantor’s Note Guarantee in accordance with the terms of the Indenture.

          (c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Indenture to any person that is not the Issuer or a Grantor or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.02 of the Indenture, the Security Interest in such Collateral shall be automatically released.
          (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.15 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 6.06, the Issuer shall reimburse the Collateral Agent upon demand for all costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 6.15.
          SECTION 6.16. Additional Subsidiaries. Any Subsidiary that is required to become a Subsidiary Grantor pursuant to Section 4.11 of the Indenture shall enter into this Agreement as a Subsidiary Grantor. Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
          SECTION 6.17. Maximum Liability. Notwithstanding anything to the contrary in this Agreement or any other Notes Document, the maximum liability of each Grantor under this Agreement and under any other Notes Document shall not exceed an amount equal to the largest amount that would not render such Grantor’s obligations hereunder and under any other Note Document subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any equivalent provision of any other Debtor Relief Law.
          SECTION 6.18. Post-Closing Covenants. The Issuer covenants and agrees to the following:
     (a) As promptly as possible, but in any event, in the case of Pledged Stock, within 10 calendar days after the date hereof, and, in the case of Pledged Debt Securities, within 15 calendar days after the date hereof, the Issuer will or will cause each applicable Grantor to deliver to the Collateral Agent stock certificates, promissory notes, instruments or other documents representing or evidencing Pledged Securities that represent any change of name of any Grantor (as identified on Schedule II attached hereto) and each stock certificate, promissory note, instrument or other document shall be accompanied by a corresponding undated stock powers duly executed in blank.

     (b) As promptly as possible, but in any event within 60 calendar days after the date hereof (or such later date as is reasonable, if and only if the delay is caused by the relevant governmental authority or public registry of property in Mexico), the Issuer shall file and record the relevant terminations and take all actions as are necessary to terminate and release the first-priority and second-priority mortgages granted by Torres Mazatlán, S.A. de C.V, as mortgagor, by public deed number 60,849, on the property of Mazatlán, State of Sinaloa under Book DCCXXXVIII, Section II, number 13.
     (c) As promptly as possible, but in any event within 60 calendar days after the date hereof, the Issuer shall or shall cause the applicable Grantor to enter into (i) a control agreement (in form and substance satisfactory to the Collateral Agent) relating to the Deposit Account maintained by Diamond Resorts Centralized Services Company at Wells Fargo Bank, National Association (ii) a control agreement (in form and substance satisfactory to the Collateral Agent) relating to the Deposit Account maintained by Diamond Resorts Centralized Services Company at Wachovia Bank, National Association and (ii) a control agreement (in form and substance satisfactory to the Collateral Agent) relating to the Securities Account maintained by Diamond Resorts Centralized Services Company at Wells Fargo Funds Trust.
ARTICLE VII
Concerning the Collateral Agent
          SECTION 7.01. Confirmation of Appointment. Each of the Secured Parties, by acceptance of the benefits conferred by this Agreement, hereby confirms its appointment of Wells Fargo Bank, National Association to act, and Wells Fargo Bank, National Association hereby agrees to act, as the Collateral Agent for the Secured Parties pursuant to the terms of this Agreement and the other Security Documents, and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement and the other Security Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral, and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Security Documents.
          SECTION 7.02. Duties or Obligations. The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Notes Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Notes Documents that the Collateral Agent is required to exercise in writing by the Trustee (or by the Holders of at least a majority in aggregate principal amount of the Notes). The Collateral Agent shall take such actions and exercise such remedies hereunder and under the other Notes Documents as it is from time to time directed, in writing, to take or exercise by the Trustee, provided that the Collateral Agent shall not be obligated to take any such action that adversely affects the rights, duties, liabilities or immunities of the Collateral Agent. The Collateral Agent shall be entitled to rely conclusively, without any independent investigation whatsoever, and shall be fully protected in so relying, on any direction, instruction or consent of the Trustee, if such direction, instruction or consent is purported to be given on behalf of the Trustee. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Trustee (or the Holders of at least a majority in aggregate principal amount of the Notes) or in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment. In no event shall the Collateral Agent be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Collateral Agent has been advised of the possibility of such damages.
          SECTION 7.03. Reliance; Sub-Agents. (a) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Issuer), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          (b) The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their officers, directors, employees, agents and representatives. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the officers, directors, employees, agents and representatives of the Collateral Agent and any such sub-agent.
          SECTION 7.04. Resignation of the Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Issuer and the Trustee. Upon any such resignation, the Trustee or the Holders of at least a majority in aggregate principal amount of the Notes shall have the right to appoint a successor. If no successor shall have been so appointed by the Trustee or such Holders and shall have accepted such appointment within 60 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, at the expense of the Grantors, petition a court of competent jurisdiction to appoint a successor Collateral Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as the Collateral Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Notes Documents. Such appointment and designation shall be full evidence of the right and authority of such successor Collateral Agent to act as Collateral Agent hereunder and under the other Notes Documents, and all Collateral, power, trusts, duties, documents, rights and authority of the retiring Collateral Agent shall rest in the successor Collateral Agent, without any further deed or conveyance. The retiring Collateral Agent shall, upon request of the Trustee or the successor Collateral Agent, execute and deliver any other such instrument transferring to the successor Collateral Agent all the Collateral, properties, rights, power, trust, duties, authority and title of such retiring Collateral Agent without any representations or warranties from the retiring Collateral Agent to the successor Collateral Agent or the Secured Parties. The Grantors shall execute and deliver any and all documents, conveyances or instruments requested by the Trustee, the retiring Collateral Agent or the successor Collateral Agent to reflect such transfer to the successor Collateral Agent. After the Collateral Agent’s resignation hereunder, the provisions of this Article and Section 6.06 shall continue in effect for the benefit of such retiring Collateral Agent and its Affiliates in respect of any actions taken or omitted to be taken by any of them while acting as the Collateral Agent.
          SECTION 7.05. Other Matters Concerning the Collateral Agent. (a) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect their interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Collateral Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment, nor shall they be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment.
          (b) The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith, except to the extent of the Collateral Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and nonappealable judgment.
          (c) The Collateral Agent shall not be responsible for, nor incur any liability with respect to, (i) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Agreement or any of the other Note Documents, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, as determined by a court of competent jurisdiction in a final and nonappealable judgment, (ii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) the validity of the title of the Grantors to the Collateral, (iv) insuring the Collateral or (v) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.
          (d) Notwithstanding anything in this Agreement or any of the Notes Documents to the contrary, (i) the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the other Notes Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Note Documents. In no event shall the Collateral Agent be obligated to invest any amounts received by it hereunder.
          (e) The Collateral Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, email, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel, independent accountants and other experts selected by the Collateral Agent and need not investigate any fact or matter stated in any such document. Any such statement of legal counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Notes Documents (i) if such action would, in the reasonable opinion of the Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Notes Documents, (ii) if such action is not provided for in this Agreement or any of the other Notes Documents, (iii) if, in connection with the taking of any such action hereunder or under any of the Notes Documents that would constitute an exercise of remedies hereunder or under any of the Notes Documents it shall not first be indemnified to its satisfaction by the Holders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (iv) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Holders or the Grantors funds equal to the amount payable. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the other Notes Documents in accordance with a request of the Holders of at least a majority in aggregate principal amount of the Notes, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other Holders and the Trustee.

          (f) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Collateral Agent has received a written notice or a certificate from the Grantors stating that a Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement, the Intercreditor Agreement or any of the Notes Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement, any of the other Notes Documents or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any of the other Notes Documents or otherwise if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.
          SECTION 7.06. Pari Passu Indebtedness; Junior Lien Indebtedness; Intercreditor Agreements. (a) The Issuer may from time to time designate Indebtedness, to the extent then permitted by the Indenture, to be secured by a Lien on the Collateral, in which case the Grantors shall (i) cause any representatives for such Indebtedness to enter into a Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable, and (ii) enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Agent shall reasonably request as are necessary in order to comply with the requirements of this Agreement and the Indenture. Each representative for such Indebtedness agrees to the appointment of the Collateral Agent as agent for the holders of such Indebtedness and such representative for such Indebtedness shall, on behalf of itself and each holder of such Indebtedness it represents, be bound by this Agreement.
          (b) Upon receipt of an Officers’ Certificate certifying compliance with the terms of the Note Documents, the Collateral Agent shall enter into the Pari Passu Intercreditor Agreement or a Junior Lien Intercreditor Agreement, as applicable, as contemplated by the definition of “Permitted Collateral Liens” set forth in the Indenture.
          (c) Notwithstanding anything herein to the contrary, the Security Interest granted to the Collateral Agent pursuant to any Notes Document (including, without limitation, this Agreement) and the exercise of any right or remedy by the Collateral Agent hereunder or under any other Notes Document are subject to the provisions of each Intercreditor Agreement, as applicable. In the event of any conflict between the terms of any Intercreditor Agreement, this Agreement and any other Notes Document, the terms of the applicable Intercreditor Agreement shall govern and control with respect to any right or remedy.
[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DIAMOND RESORTS CORPORATION,
by	/s/ David F. Palmer
	Name:	David F. Palmer
	Title:	Executive Vice President Chief Financial Officer

DIAMOND RESORTS HOLDINGS, LLC,
by	/s/ David F. Palmer
	Name:	David F. Palmer
	Title:	Executive Vice President

DIAMOND RESORTS PARENT, LLC,
by	/s/ David F. Palmer
	Name:	David F. Palmer
	Title:	Executive Vice President

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,
by	/s/ David F. Palmer
	Name:	David F. Palmer
	Title:	Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent,
by	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

Exhibit A to the
Security Agreement
     SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], 20[•] to the Security Agreement dated as of August 13, 2010 (the “Security Agreement”), among DIAMOND RESORTS CORPORATION, a Maryland Corporation (the “Issuer”), DIAMOND RESORTS HOLDINGS, LLC, a Nevada limited liability company (“Holdings”), DIAMOND RESORTS PARENT, LLC, a Nevada limited liability company (“The Company”), each U.S. Subsidiary of the Company from time to time party thereto (each such Subsidiary individually a "Subsidiary Grantor” and collectively, the "Subsidiary Grantors”; the Subsidiary Grantors, the Issuer, Holdings and the Company are referred to collectively herein as the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
          A. Reference is made to the Indenture dated as of August 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Company, Holdings, the Subsidiary Grantors and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”).
          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or the Security Agreement referred to therein, as applicable.
          C. The Grantors have entered into the Security Agreement in order to induce the Trustee to enter into the Indenture and the Initial Purchasers to purchase the Notes. Section 6.16 of the Security Agreement provides that additional Subsidiaries of the Company may become Subsidiary Grantor under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a Subsidiary Grantor under the Security Agreement.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
          SECTION 1. In accordance with Section 6.16 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Notes Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Subsidiary Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
          SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
          SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.
          SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Security Agreement) be in writing and given as provided in Section 12.02 of the Indenture. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Issuer as provided in Section 12.02 of the Indenture.
          SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent.

          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
by
Name:
Title: Address: Legal Name: Jurisdiction of Formation:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent,
by
Name:
Title:

Schedule I to
Supplement No. [•] to the
Security Agreement
Collateral of the New Subsidiary
EQUITY INTERESTS

			Number and	Percentage
	Number of	Registered	Class of	of Equity
Issuer	Certificate	Owner	Equity Interest	Interests
PLEDGED DEBT SECURITIES

Principal
Issuer	Amount	Date of Note	Maturity Date
INTELLECTUAL PROPERTY
[Follow format of Schedule V to the
Security Agreement.]

Exhibit B to the
Security Agreement
FORM OF PERFECTION CERTIFICATE

PERFECTION CERTIFICATE
     Reference is made (i) to the Purchase Agreement dated as of August 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Diamond Resorts Corporation (the “Issuer”), Diamond Resorts Holdings, LLC (“Holdings”), Diamond Resorts Parent, LLC (the “Company”), the Guarantors party thereto, and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Guggenheim Securities, LLC, each on behalf of itself and as representatives for the initial purchasers listed therein, and (ii) to the Security Agreement dated as of August 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuer, Holdings, the Company, the Subsidiaries of the Company from time to time party thereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Purchase Agreement or the Security Agreement, as applicable.
The undersigned hereby certifies to the Collateral Agent and each other Secured Party as follows:
1.	Names.
A.	Issuer
(i)	The exact legal name of the Issuer, as such name appears in its respective certificate of formation:
Legal Name of Entity
Diamond Resorts Corporation
(ii)	Each other legal name the Issuer has had in the past five years, together with the date of the relevant change:

Current Legal Name	Prior legal name	Date of change

Diamond Resorts Corporation	Sunterra Corporation	10-19-2007
(iii)	Except as set forth below, the Issuer has not changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, included below is the information required by the applicable provisions of Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation:
Sunterra Corporation was acquired by a wholly-owned subsidiary of the Company pursuant to the terms of an Agreement and Plan of Merger on April 27, 2007. In connection with the acquisition, Sunterra Corporation was renamed Diamond Resorts Corporation in 2007.

(iv)	All other names (including trade names or similar appellations) used by the Issuer or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

Current Legal Name	Trade Names/Assumed Names

Diamond Resorts Corporation	Diamond Resorts International
(v)	The Organizational Identification Number, if any, issued by the jurisdiction of formation of the Issuer that is a registered organization:

Legal Name of Entity	Organizational-Identification Number

Diamond Resorts Corporation	D04417598
(vi)	The Federal Taxpayer Identification Number of the Issuer: [only necessary for filing in North Dakota and South Dakota]

Federal Taxpayer Identification
Legal Name of Entity	Number

Diamond Resorts Corporation	95-4582157
B.	Holdings and the Company
(i)	The exact legal name of each of Holdings and the Company, as such name appears in its respective certificate of formation:
Legal Name of Entity
Diamond Resorts Holdings, LLC
Diamond Resorts Parent, LLC
(ii)	Each other legal name Holdings and the Company has had in the past five years, together with the date of the relevant change:

Current Legal Name	Prior legal name	Date of Change

N/A	None	N/A
(iii)	Neither Holdings nor the Company has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization.

(iv)	All other names (including trade names or similar appellations) used by either Holdings or the Company or any of their divisions or other business units in connection with the conduct of the business of either Holdings or the Company or the ownership of the properties of either Holdings or the Company at any time during the past five years:

2

Current Legal Name	Trade Names/Assumed Names

N/A	N/A
(v)	The Organizational Identification Number, if any, issued by the jurisdiction of formation of each of Holdings and the Company that is a registered organization:

Legal Name of Entity	Organizational Identification Number
Diamond Resorts Parent, LLC	NV SOS: E0219522007-6
Diamond Resorts Holdings, LLC	NV SOS: E0181582007-7
(vi)	The Federal Taxpayer Identification Number of each of Holdings and the Company: [only necessary for filing in North Dakota and South Dakota.]

Federal Taxpayer Identification
Legal Name of Entity	Number

N/A	N/A
C.	Subsidiary Guarantors
(i)	The exact legal name of each Subsidiary Guarantor, as such name appears in its respective certificate of formation:
Legal Name of Entity
1.	AKGI Poipu Investments, Inc.

2.	AKGI-St. Maarten N.V.

3.	Chestnut Farms, LLC

4.	Cumberland Gate, LLC

5.	Diamond Resorts Beach Group, LLC

6.	Diamond Resorts California Collection Development, LLC

7.	Diamond Resorts Centralized Services Company

8.	Diamond Resorts Citrus Share Holding, LLC

9.	Diamond Resorts Coral Sands Development, LLC

10.	Diamond Resorts Cypress Pointe I Development, LLC

11.	Diamond Resorts Cypress Pointe II Development, LLC

12.	Diamond Resorts Cypress Pointe III Development, LLC

13.	Diamond Resorts Daytona Development, LLC

14.	Diamond Resorts Developer and Sales Holding Company

15.	Diamond Resorts Epic Mortgage Holdings, LLC

16.	Diamond Resorts Fall Creek Development, LLC

3

Legal Name of Entity
17.	Diamond Resorts Finance Holding Company

18.	Diamond Resorts Financial Services, Inc.

19.	Diamond Resorts Grand Beach I Development, LLC

20.	Diamond Resorts Grand Beach II Development, LLC

21.	Diamond Resorts Greensprings Development, LLC

22.	Diamond Resorts Hawaii Collection Development, LLC

23.	Diamond Resorts Hilton Head Development, LLC

24.	Diamond Resorts International Club, Inc.

25.	Diamond Resorts International Marketing, Inc.

26.	Diamond Resorts Las Vegas Development, LLC

27.	Diamond Resorts Management & Exchange Holding Company

28.	Diamond Resorts Management, Inc.

29.	Diamond Resorts Mazatlan Land, LLC

30.	Diamond Resorts Mexico Share Holding, LLC

31.	Diamond Resorts Mortgage Holdings, LLC

32.	Diamond Resorts Palm Springs Development, LLC

33.	Diamond Resorts Poco Diablo Development, LLC

34.	Diamond Resorts Poipu Development, LLC

35.	Diamond Resorts Polo Development, LLC

36.	Diamond Resorts Port Royal Development, LLC

37.	Diamond Resorts Powhatan Development, LLC

38.	Diamond Resorts Residual Assets Development, LLC

39.	Diamond Resorts Residual Assets Finance, LLC

40.	Diamond Resorts Residual Assets M&E, LLC

41.	Diamond Resorts Ridge on Sedona Development, LLC

42.	Diamond Resorts Ridge Pointe Development, LLC

43.	Diamond Resorts San Luis Bay Development, LLC

44.	Diamond Resorts Santa Fe Development, LLC

45.	Diamond Resorts Scottsdale Development, LLC

46.	Diamond Resorts Sedona Springs Development, LLC

47.	Diamond Resorts Sedona Summit Development, LLC

48.	Diamond Resorts St. Croix Development, LLC

49.	Diamond Resorts Steamboat Development, LLC

4

Legal Name of Entity
50.	Diamond Resorts Tahoe Beach & Ski Development, LLC

51.	Diamond Resorts U.S. Collection Development, LLC

52.	Diamond Resorts Villa Mirage Development, LLC

53.	Diamond Resorts Villas of Sedona Development, LLC

54.	Diamond Resorts West Maui Development, LLC

55.	Foster Shores, LLC

56.	George Acquisition Subsidiary, Inc.

57.	Ginger Creek, LLC

58.	Grand Escapes, LLC

59.	International Timeshares Marketing, LLC

60.	Lake Tahoe Resort Partners, LLC

61.	Mazatlan Development Inc.

62.	MMG Development Corp.

63.	Poipu Resort Partners, L.P.

64.	Resort Management International, Inc.

65.	Resorts Development International, Inc.

66.	Sunterra Resort Rental Management, Inc.

67.	Walsham Lake, LLC

68.	West Maui Resort Partners, L.P.
(ii)	Each other legal name each Subsidiary Guarantor has had, together with the date of the relevant change:

Current Legal Name		Prior Legal Name	Date of Change

1.	AKGI Poipu Investments, Inc.

2.	AKGI-St. Maarten N.V.

3.	Chestnut Farms, LLC

4.	Cumberland Gate, LLC

5.	Diamond Resorts Beach Group, LLC	Sunterra Beach Group, LLC	October 17, 2007

6.	Diamond Resorts California Collection Development, LLC	Club Sunterra Development California, LLC Club Sunterra Development II, LLC Club Sunterra Development St. Maarten, LLC Club Sunterra Development II, LLC Sunterra Texas Development, LLC	October 17, 2007 February 18, 2005 December 15, 2003 December 10, 2003 October 7, 2003

5

Current Legal Name	Prior Legal Name	Date of Change

7. Diamond Resorts Centralized Services Company	Sunterra Centralized Services Company	October 17, 2007

8. Diamond Resorts Citrus Share Holding, LLC	Sunterra Citrus Share Holding, LLC Sunterra South Marketing, LLC	October 17, 2007 January 23, 2004

9. Diamond Resorts Coral Sands Development, LLC	Sunterra Coral Sands Development, LLC	October 17, 2007

10. Diamond Resorts Cypress Pointe I Development, LLC	Sunterra Cypress Pointe I Development, LLC	October 17, 2007

11. Diamond Resorts Cypress Pointe II Development, LLC	Sunterra Cypress Pointe II Development, LLC	October 17,2007

12. Diamond Resorts Cypress Pointe III Development, LLC	Sunterra Cypress Pointe III Development, LLC	October 17, 2007

13. Diamond Resorts Daytona Development, LLC	Sunterra Daytona Development, LLC Sunterra Bent Creek Golf Course Development, LLC	October 17, 2007 October 7, 2003

14. Diamond Resorts Developer and Sales Holding Company	Sunterra Developer and Sales Holding Company Avcom International, Inc. American Vacation Company, Inc.	October 17, 2007 July 9, 2002 October 12, 1993

15. Diamond Resorts Epic Mortgage Holdings, LLC	Sunterra Epic Mortgage Holdings, LLC Sunterra KGK Partners Finance, LLC	October 17, 2007 October 7, 2003

16. Diamond Resorts Fall Creek Development, LLC	Sunterra Fall Creek Development, LLC	October 17, 2007

17. Diamond Resorts Finance Holding Company	Sunterra Finance Holding Company	October 17, 2007

18. Diamond Resorts Financial Services, Inc.	Sunterra Financial Services, Inc.	October 29, 2007

19. Diamond Resorts Grand Beach I Development, LLC	Sunterra Grand Beach I Development, LLC	October 17, 2007

20. Diamond Resorts Grand Beach II Development, LLC	Sunterra Grand Beach II Development, LLC	October 17, 2007

21. Diamond Resorts Greensprings Development, LLC	Sunterra Greensprings Development, LLC	October 17, 2007

22. Diamond Resorts Hawaii Collection Development, LLC	Club Sunterra Development Hawaii, LLC
Club Sunterra Development III, LLC
Club Sunterra Development California, LLC
Club Sunterra Mergerclub, LLC
Club Sunterra Development California, LLC
	Sunterra East Marketing, LLC	October 17, 2007 September 9, 2005 February 18, 2005 July 29, 2004 June 23, 2004 November 12, 2003

23. Diamond Resorts Hilton Head Development, LLC	Sunterra Hilton Head Development, LLC Sunterra Bent Creek Village Development, LLC	October 17, 2007 October 7, 2003

6

Current Legal Name	Prior Legal Name	Date of Change

24. Diamond Resorts International Club, Inc.	Club Sunterra, Inc.	October 19, 2007

25. Diamond Resorts International Marketing, Inc.	Resort Marketing International, Inc.	November 2, 2007

26. Diamond Resorts Las Vegas Development, LLC	Sunterra Las Vegas Development, LLC Sunterra Polynesian Isles Development, LLC	October 17, 2007 October 7, 2003

27. Diamond Resorts Management & Exchange Holding Company	Sunterra Management & Exchange Holding Company	October 17, 2007

28. Diamond Resorts Management, Inc.	Sunterra Resort Management, Inc. RPM Management, Inc.	October 23, 2007 February 16, 2005

29. Diamond Resorts Mazatlan Land, LLC

30. Diamond Resorts Mexico Share Holding, LLC	Sunterra Mexico Share Holding, LLC Sunterra Kallof Place Development	October 17, 2007 June 1, 2005

31. Diamond Resorts Mortgage Holdings, LLC	Sunterra Mortgage Holdings, LLC	October 17, 2007

32. Diamond Resorts Palm Springs Development, LLC	Sunterra Palm Springs Development, LLC Sunterra North Marketing, LLC	October 17, 2007 October 7, 2003

33. Diamond Resorts Poco Diablo Development, LLC	Sunterra Poco Diablo Development, LLC	October 17, 2003

34. Diamond Resorts Poipu Development, LLC	Sunterra Poipu Development, LLC Sunterra Lake Tahoe Development, LLC	October 17, 2007 July 10, 2007

35. Diamond Resorts Polo Development, LLC	Polo Sunterra Development, LLC	October 18, 2007

36. Diamond Resorts Port Royal Development, LLC	Sunterra Port Royal Development, LLC	October 17, 2007

37. Diamond Resorts Powhatan Development, LLC	Sunterra Powhatan Development, LLC	October 17,2007

38. Diamond Resorts Residual Assets Development, LLC	Sunterra Residual Assets Development, LLC	October 17, 2007

39. Diamond Resorts Residual Assets Finance, LLC	Sunterra Residual Assets Finance, LLC	October 17, 2007

40. Diamond Resorts Residual Assets M&E, LLC	Sunterra Residual Assets M&E, LLC	October 17, 2007

41. Diamond Resorts Ridge on Sedona Development, LLC	Sunterra Ridge on Sedona Development, LLC	October 17, 2007

42. Diamond Resorts Ridge Pointe Development, LLC	Sunterra Ridge Pointe Development, LLC	October 17, 2007

43. Diamond Resorts San Luis Bay Development, LLC	Sunterra San Luis Bay Development, LLC	October 17, 2007

7

Current Legal Name	Prior Legal Name	Date of Change

44. Diamond Resorts Santa Fe Development, LLC	Sunterra Santa Fe Development, LLC	October 17, 2007

45. Diamond Resorts Scottsdale Development, LLC	Sunterra Scottsdale Development, LLC Sunterra Poipu GP Development, LLC	October 17, 2007 October 7, 2003

46. Diamond Resorts Sedona Springs Development, LLC	Sunterra Sedona Springs Development, LLC	October 17, 2007

47. Diamond Resorts Sedona Summit Development, LLC	Sunterra Sedona Summit Development, LLC	October 17, 2007

48. Diamond Resorts St. Croix Development, LLC	Sunterra St. Croix Development, LLC	October 17, 2007

49. Diamond Resorts Steamboat Development, LLC	Sunterra Steamboat Development, LLC	October 17, 2007

50. Diamond Resorts Tahoe Beach & Ski Development, LLC	Sunterra Tahoe Beach & Ski Development, LLC	October 17, 2007

51. Diamond Resorts U.S. Collection Development, LLC	Club Sunterra Development, LLC Club Sunterra, LLC	October 17, 2007 August 15, 2003

52. Diamond Resorts Villa Mirage Development, LLC	Sunterra Villa Mirage Development, LLC	October 17,2007

53. Diamond Resorts Villas of Sedona Development, LLC	Sunterra Villas of Sedona Development, LLC	October 17, 2007

54. Diamond Resorts West Maui Development, LLC	Sunterra West Maui Development, LLC Sunterra West Marketing, LLC	October 17, 2007 May 21, 2004

55. Foster Shores, LLC

56. George Acquisition Subsidiary, Inc.

57. Ginger Creek, LLC

58. Grand Escapes, LLC

59. International Timeshares Marketing, LLC

60. Lake Tahoe Resort Partners, LLC

61. Mazatlan Development Inc.	Mazatlan Villas, Inc.	May 16, 1989

62. MMG Development Corp.

63. Poipu Resort Partners, L.P.	Pointe Resort Partners, L.P.	January 10, 1995

64. Resort Management International, Inc.

65. Resorts Development International, Inc.

66. Sunterra Resort Rental Management, Inc.

8

Current Legal Name	Prior Legal Name	Date of Change

67. Walsham Lake, LLC

68. West Maui Resort Partners, L.P.	West Maui Partners, L.P.	January 7, 1997
(iii)	Except as set forth below, no Subsidiary Guarantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, included below is the information required by the applicable provisions of Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation:
Prior to and/or immediately following July 29, 2002, the Company completed its restructuring. Since that time, the following entities have been merged:
1. All Seasons Realty, Inc., an Arizona corporation, Premier Vacations, Inc., a Florida corporation and The Ridge Spa and Racquet Club, Inc., an Arizona corporation into Sunterra Residual Assets Development, LLC, a Delaware limited liability company 01/06/06
2. Grand Beach Resort, Limited Partnership, a Georgia limited Partnership into Sunterra Grand Beach I Development, LLC, a Delaware limited liability company 01/11/06 and Grand Beach Partners, L.P. a California limited partnership cancelled 01/11/06
3. Argosy Grand Beach, Inc., a Georgia corporation, Argosy Partners, Inc., a Georgia corporation and KGI Grand Beach Investments, Inc. into Sunterra Residual Assets Development, LLC 09/29/06.
4. Argosy/KGI Grand Beach Investment Partnership, a California general partnership dissolved by operation of law when all of the general partners were merged.
5. Partial collapse of limited partnership structure of Poipu Resort Partners, LP. Argosy/KGI Poipu Investment Partnership, LP, a Hawaii limited partnership and sandwich entity, terminated 12/30/05.
6. Blue Bison Funding Corp., a Delaware corporation into Sunterra Residual Assets Finance, LLC, a Delaware limited liability company 01/04/06
7. Epic Receivables 1999, LLC, a Delaware limited liability company, Epic Residual Assets, Inc., a Delaware corporation, Dutch Elm, LLC, a Nevada limited liability company, Dutch Elm Holdings, LLC, a Delaware limited liability company, Terrasun, LLC, a Nevada limited liability company, Terrasun Holdings, LLC, a Delaware limited liability company with and into Sunterra Residual Assets Finance, LLC, a Delaware limited liability company 09/18/06.

9

8. KGK Partners, Inc. a California corporation and KGK Investors, Inc., a California corporation into Sunterra Residual Assets Finance, LLC a Delaware limited liability company 01/05/06.
9. KGK Lake Tahoe Development, Inc., a California corporation and AKGI Lake Tahoe Investments, Inc., a California corporation into Sunterra Developer and Sales Holding Company, a Delaware corporation 01/11/06.
10. RPM Management, LLC, a Delaware limited liability company into Sunterra Residual Assets M&E, LLC, a Delaware limited liability company 01/11/06
11. SunSera Funding Corp., a Nevada corporation into Sunterra Residual Assets Finance, LLC, a Delaware limited liability company 01/06/06.
12. Signature Capital-West Maui, LLC a Delaware limited liability company into Sunterra Residual Assets Development, LLC, a Delaware limited liability company 11/12/06
13. Epic Master Funding Corporation , a Delaware corporation into Sunterra Epic Mortgage Holdings, LLC, a Delaware limited liability company 01/01/06.
14. Epic Declarant, Inc. a Delaware corporation into Sunterra Residual Assets Development, LLC 09/18/06.
15. Diamond Resorts Centralized Services Global, LLC, a Delaware limited liability company, Diamond Resorts Centralized Services Nevada, LLC, a Delaware limited liability company, and Diamond Resorts Centralized Services USA, LLC, a Delaware limited liability company into Diamond Resorts Centralized Services Company, a Delaware corporation 12/31/09
(iv)	All other names (including trade names or similar appellations) used by each Subsidiary Guarantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

Current Legal Name	Trade Names/Assumed Names
Diamond Resorts Grand Beach II Development, LLC	Grand Beach in Florida — Expires 12/31/2011
Diamond Resorts Grand Beach II Development, LLC	Grand Beach Vacation Resort — Expires 12/31/2011
Sunterra Resort Management, Inc.	NSB in Florida — Expires 12/31/2010
West Maui Resort Partners, L.P.	Kaanapali Beach Vacation Resort in Hawaii — Expires 04/18/2011
West Maui Resort Partners, L.P.	Ka’anapali Beach Club in Hawaii — Expires 08/06/2011
West Maui Resort Partners, L.P.	Travalhawaii.com in Hawaii — Expires 08/16/2012
West Maui Resort Partners, L.P.	Rental Warehouse in Hawaii — Expires 08/16/2012
West Maui Resort Partners, L.P.	Duke’s Surf Shop in Hawaii — Expires 03/14/2013
West Maui Resort Partners, L.P.	Duke’s Surf Academy in Hawaii — Expires 09/16/2012
West Maui Resort Partners, L.P.	Beach Buddies in Hawaii — Expires 09/20/2011
West Maui Resort Partners, L.P.	Activity Warehouse in Hawaii — Expires 06/11/2011

10

Current Legal Name	Trade Names/Assumed Names
MMG Development Corp.	FORCED Sunterra MMG in Missouri
MMG Development Corp.	FORCED Sunterra MMG in Ohio
Resort Marketing International, Inc.	FORCED RMI-Missouri, Inc. in Missouri
Resort Marketing International, Inc.	FORCED North Carolina-RMI, Inc. in NC
Resort Marketing International, Inc.	FORCED RMI-Nevada, Inc. in NV
(v)	The Organizational Identification Number, if any, issued by the jurisdiction of formation of each Subsidiary Guarantor that is a registered organization:

Legal Name of Entity	Organizational Identification Number
1. AKGI Poipu Investments, Inc.	1915078
2. AKGI-St. Maarten N.V.	2653470
3. Chestnut Farms, LLC	E0202612008-9
4. Cumberland Gate, LLC	4556750
5. Diamond Resorts Beach Group, LLC	4063365
6. Diamond Resorts California Collection Development, LLC	3549372
7. Diamond Resorts Centralized Services Company	3545707
8. Diamond Resorts Citrus Share Holding, LLC	3547837
9. Diamond Resorts Coral Sands Development, LLC	3547761
10. Diamond Resorts Cypress Pointe I Development, LLC	3547739
11. Diamond Resorts Cypress Pointe II Development, LLC	3547743
12. Diamond Resorts Cypress Pointe III Development, LLC	3547747
13. Diamond Resorts Daytona Development, LLC	3547730
14. Diamond Resorts Developer and Sales Holding Company	2347738
15. Diamond Resorts Epic Mortgage Holdings, LLC	3547777
16. Diamond Resorts Fall Creek Development, LLC	3547764
17. Diamond Resorts Finance Holding Company	3545700
18. Diamond Resorts Financial Services, Inc.	C24978-1998
19. Diamond Resorts Grand Beach I Development, LLC	3547765

11

Legal Name of Entity	Organizational Identification Number
20. Diamond Resorts Grand Beach II Development, LLC	3547770
21. Diamond Resorts Greensprings Development, LLC	3547775
22. Diamond Resorts Hawaii Collection Development, LLC	3547896
23. Diamond Resorts Hilton Head Development, LLC	3547733
24. Diamond Resorts International Club, Inc.	P98000035449
25. Diamond Resorts International Marketing, Inc.	1884773
26. Diamond Resorts Las Vegas Development, LLC	3547892
27. Diamond Resorts Management & Exchange Holding Company	3547708
28. Diamond Resorts Management, Inc.	237659-4
29. Diamond Resorts Mazatlan Land, LLC	4582637
30. Diamond Resorts Mexico Share Holding, LLC	3547778
31. Diamond Resorts Mortgage Holdings, LLC	3545720
32. Diamond Resorts Palm Springs Development, LLC	3547790
33. Diamond Resorts Poco Diablo Development, LLC	3547793
34. Diamond Resorts Poipu Development, LLC	3547783
35. Diamond Resorts Polo Development, LLC	E0311562007-3
36. Diamond Resorts Port Royal Development, LLC	3547795
37. Diamond Resorts Powhatan Development, LLC	3547797
38. Diamond Resorts Residual Assets Development, LLC	3547801
39. Diamond Resorts Residual Assets Finance, LLC	3549353
40. Diamond Resorts Residual Assets M&E, LLC	3549355
41. Diamond Resorts Ridge on Sedona Development, LLC	3547804
42. Diamond Resorts Ridge Pointe Development, LLC	3547811

12

Legal Name of Entity	Organizational Identification Number
43. Diamond Resorts San Luis Bay Development, LLC	3547816
44. Diamond Resorts Santa Fe Development, LLC	3547829
45. Diamond Resorts Scottsdale Development, LLC	3547794
46. Diamond Resorts Sedona Springs Development, LLC	3547830
47. Diamond Resorts Sedona Summit Development, LLC	3547836
48. Diamond Resorts St. Croix Development, LLC	3547895
49. Diamond Resorts Steamboat Development, LLC	3547851
50. Diamond Resorts Tahoe Beach & Ski Development, LLC	3547854
51. Diamond Resorts U.S. Collection Development, LLC	3547999
52. Diamond Resorts Villa Mirage Development, LLC	3547856
53. Diamond Resorts Villas of Sedona Development, LLC	3547861
54. Diamond Resorts West Maui Development, LLC	3547864
55. Foster Shores, LLC	LC0884730
56. George Acquisition Subsidiary, Inc.	C22939-97
57. Ginger Creek, LLC	4556751
58. Grand Escapes, LLC	3881776
59. International Timeshares Marketing, LLC	3547724
60. Lake Tahoe Resort Partners, LLC	101996061021
61. Mazatlan Development Inc.	601119773
62. MMG Development Corp.	P94000061945
63. Poipu Resort Partners, L.P.	6059 L5
64. Resort Management International, Inc.	1968609
65. Resorts Development International, Inc.	6816-82
66. Sunterra Resort Rental Management, Inc.	4292100
67. Walsham Lake, LLC	LC0884732
68. West Maui Resort Partners, L.P.	2604976

13

(vi)	The Federal Taxpayer Identification Number of each Subsidiary Guarantor: [only necessary for filing in North Dakota and South Dakota.]

Federal Taxpayer Identification
Legal Name of Entity	Number
1. AKGI Poipu Investments, Inc.	95-4501614
2. AKGI-St. Maarten N.V.	59-3324734
3. Chestnut Farms, LLC	01-0905882
4. Cumberland Gate, LLC	61-1596179
5. Diamond Resorts Beach Group, LLC	20-3821650
6. Diamond Resorts California Collection Development, LLC	20-0292225
7. Diamond Resorts Centralized Services Company	82-0554601
8. Diamond Resorts Citrus Share Holding, LLC	33-1014939
9. Diamond Resorts Coral Sands Development, LLC	33-1014958
10 Diamond Resorts Cypress Pointe I Development, LLC	33-1014959
11. Diamond Resorts Cypress Pointe II Development, LLC	33-1014960
12. Diamond Resorts Cypress Pointe III Development, LLC	33-1014961
13. Diamond Resorts Daytona Development, LLC	33-1014956
14. Diamond Resorts Developer and Sales Holding Company	86-0787595
15. Diamond Resorts Epic Mortgage Holdings, LLC	33-1014921
16. Diamond Resorts Fall Creek Development, LLC	33-1014962
17. Diamond Resorts Finance Holding Company	82-0554621
18. Diamond Resorts Financial Services, Inc.	88-0410455
19. Diamond Resorts Grand Beach I Development, LLC	33-1014963
20. Diamond Resorts Grand Beach II Development, LLC	33-1014965
21. Diamond Resorts Greensprings Development, LLC	33-1014966
22. Diamond Resorts Hawaii Collection Development, LLC	33-1014926

14

Federal Taxpayer Identification
Legal Name of Entity	Number
23. Diamond Resorts Hilton Head Development, LLC	33-1014957
24. Diamond Resorts International Club, Inc.	59-3510037
25. Diamond Resorts International Marketing, Inc.	95-4484297
26. Diamond Resorts Las Vegas Development, LLC	33-1014971
27. Diamond Resorts Management & Exchange Holding Company	33-1014911
28. Diamond Resorts Management, Inc.	86-0713421
29. Diamond Resorts Mazatlan Land, LLC
30. Diamond Resorts Mexico Share Holding, LLC	33-1014967
31. Diamond Resorts Mortgage Holdings, LLC	82-0554625
32. Diamond Resorts Palm Springs Development, LLC	33-1014935
33. Diamond Resorts Poco Diablo Development, LLC	33-1014970
34. Diamond Resorts Poipu Development, LLC	33-1014968
35. Diamond Resorts Polo Development, LLC	26-0145739
36. Diamond Resorts Port Royal Development, LLC	33-1014973
37. Diamond Resorts Powhatan Development, LLC	33-1014974
38. Diamond Resorts Residual Assets Development, LLC	33-1014975
39. Diamond Resorts Residual Assets Finance, LLC	33-1014919
40. Diamond Resorts Residual Assets M&E, LLC	33-1014914
41. Diamond Resorts Ridge on Sedona Development, LLC	33-1014976
42. Diamond Resorts Ridge Pointe Development, LLC	33-1014977
43. Diamond Resorts San Luis Bay Development, LLC	33-1014978
44. Diamond Resorts Santa Fe Development, LLC	33-1014979
45. Diamond Resorts Scottsdale Development, LLC	33-1014954

15

Federal Taxpayer Identification
Legal Name of Entity	Number
46. Diamond Resorts Sedona Springs Development, LLC	33-1014980
47. Diamond Resorts Sedona Summit Development, LLC	33-1014981
48. Diamond Resorts St. Croix Development, LLC	33-1014982
49. Diamond Resorts Steamboat Development, LLC	33-1014984
50. Diamond Resorts Tahoe Beach & Ski Development, LLC	33-1014986
51. Diamond Resorts U.S. Collection Development, LLC	33-1014915
52. Diamond Resorts Villa Mirage Development, LLC	33-1014985
53. Diamond Resorts Villas of Sedona Development, LLC	33-1014987
54. Diamond Resorts West Maui Development, LLC	33-1014927
55. Foster Shores, LLC	01-0905934
56. George Acquisition Subsidiary, Inc.	58-2385599
57. Ginger Creek, LLC	32-0262324
58. Grand Escapes, LLC	20-1884181
59. International Timeshares Marketing, LLC	33-1014941
60. Lake Tahoe Resort Partners, LLC	95-4569152
61. Mazatlan Development Inc.	91-1491324
62. MMG Development Corp.	65-0530260
63. Poipu Resort Partners, L.P.	95-4501724
64. Resort Management International, Inc.	95-4582082
65. Resorts Development International, Inc.	88-0198739
66. Sunterra Resort Rental Management, Inc.	20-8792805
67. Walsham Lake, LLC	01-0905847
68. West Maui Resort Partners, L.P.	99-0327624
2. Current Locations.
          A. Issuer
(i)	The chief executive office of the Issuer is located at:

16

Name of Entity	Chief Executive Office
Diamond Resorts Corporation	10600 West Charleston Boulevard Las Vegas, Nevada 89135
(ii)	All locations where the Issuer maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):
Location of Books or Records

Name of Entity	Address of books or records location	County
Diamond Resorts Corporation	10600 West Charleston Boulevard Las Vegas, Nevada 89135	Clark
(iii)	The jurisdiction of formation of the Issuer that is a registered organization:

Name of Entity	Jurisdiction of Organization
Diamond Resorts Corporation	Maryland
(iv)	All locations where the Issuer maintains any Equipment or other Collateral:
None.
(v)	All the places of business of the Issuer not identified in paragraph (i), (ii), (iii) or (iv) above:
None.
(vi)	All names and addresses of all Persons other than the Issuer that have possession of any of the Collateral of the Issuer:

Name	Address	Collateral
Credit Suisse, Cayman Islands	11 West Madison	Collateral for the First and
Branch, as Collateral Agent	New York, NY 10010	Second Liens
          B. Holdings and the Company
(i)	The chief executive office of each of Holdings and the Company is located at:

Name of Entity	Chief Executive Office
Diamond Resorts Holdings, LLC	10600 West Charleston Boulevard
Las Vegas Nevada 89135

Diamond Resorts Parent, LLC	10600 West Charleston Boulevard
Las Vegas, Nevada 89135

17

(ii)	All locations where each of Holdings and the Company maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):
Location of Books or Records

Name of Entity	Address of books or records location	County
Diamond Resort Holdings, LLC	10600 West Charleston Boulevard Las Vegas, Nevada 89135	Clark

Diamond Resorts Parent, LLC	10600 West Charleston Boulevard Las Vegas, Nevada 89135	Clark
(iii)	The jurisdiction of formation of each of Holdings and the Company that is a registered organization:

Name of Entity	Jurisdiction of Organization
Diamond Resorts Holdings, LLC	Nevada
Diamond Resorts Parent, LLC	Nevada
(iv)	All locations where each of Holdings and the Company maintains any Equipment or other Collateral are set forth:.
Location of Collateral

Name of Entity	Address of collateral location	County
Diamond Resorts Holdings, LLC	10600 West Charleston Boulevard	Clark
Las Vegas, Nevada 89135

Diamond Resorts Parent, LLC	10600 West Charleston Boulevard	Clark
Las Vegas, Nevada 89135
(v)	All the places of business of each of Holdings and the Company not identified in paragraph (i), (ii), (iii) or (iv) above:

Name of Entity	Location of business
N/A	N/A
(vi)	All names and addresses of all Persons, other than each of Holdings and the Company, that have possession of any of the Collateral of each of Holdings and the Company:

Name	Address	Collateral
N/A	N/A	N/A
          C. Subsidiary Guarantor
(i)	The chief executive office of each Subsidiary Guarantor is located at:

18

10600 West Charleston Boulevard, Las Vegas, Nevada 89135
(ii)	All locations where each Subsidiary Guarantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):
Location of Books or Records

Name of Entity	Address of books or records location	County
Each Subsidiary Guarantor in	10600 West Charleston Boulevard	Clark
subsection (iii) immediately	Las Vegas, NV 89135
below
(iii)	The jurisdiction of formation of each Subsidiary Guarantor that is a registered organization:

Name of Entity	Jurisdiction of Organization
1. AKGI Poipu Investments, Inc.	CA
2. AKGI-St. Maarten N.V.	DE
3. Chestnut Farms, LLC	NV
4. Cumberland Gate, LLC	DE
5. Diamond Resorts Beach Group, LLC	DE
6. Diamond Resorts California Collection Development, LLC	DE
7. Diamond Resorts Centralized Services Company	DE
8. Diamond Resorts Citrus Share Holding, LLC	DE
9. Diamond Resorts Coral Sands Development, LLC	DE
10. Diamond Resorts Cypress Pointe I Development, LLC	DE
11. Diamond Resorts Cypress Pointe II Development, LLC	DE
12. Diamond Resorts Cypress Pointe III Development, LLC	DE
13. Diamond Resorts Daytona Development, LLC	DE
14. Diamond Resorts Developer and Sales Holding Company	DE
15. Diamond Resorts Epic Mortgage Holdings, LLC	DE

19

Name of Entity	Jurisdiction of Organization
16. Diamond Resorts Fall Creek Development, LLC	DE
17. Diamond Resorts Finance Holding Company	DE
18. Diamond Resorts Financial Services, Inc.	NV
19. Diamond Resorts Grand Beach I Development, LLC	DE
20. Diamond Resorts Grand Beach II Development, LLC	DE
21. Diamond Resorts Greensprings Development, LLC	DE
22. Diamond Resorts Hawaii Collection Development, LLC	DE
23. Diamond Resorts Hilton Head Development, LLC	DE
24. Diamond Resorts International Club, Inc.	FL
25. Diamond Resorts International Marketing, Inc.	CA
26. Diamond Resorts Las Vegas Development, LLC	DE
27. Diamond Resorts Management & Exchange Holding Company	DE
28. Diamond Resorts Management, Inc.	AZ
29. Diamond Resorts Mazatlan Land, LLC	DE
30. Diamond Resorts Mexico Share Holding, LLC	DE
31. Diamond Resorts Mortgage Holdings, LLC	DE
32. Diamond Resorts Palm Springs Development, LLC	DE
33. Diamond Resorts Poco Diablo Development, LLC	DE
34. Diamond Resorts Poipu Development, LLC	DE
35. Diamond Resorts Polo Development, LLC	NV
36. Diamond Resorts Port Royal Development, LLC	DE
37. Diamond Resorts Powhatan Development, LLC	DE
38. Diamond Resorts Residual Assets Development, LLC	DE

20

Name of Entity	Jurisdiction of Organization
39. Diamond Resorts Residual Assets Finance, LLC	DE
40. Diamond Resorts Residual Assets M&E, LLC	DE
41. Diamond Resorts Ridge on Sedona Development, LLC	DE
42. Diamond Resorts Ridge Pointe Development, LLC	DE
43. Diamond Resorts San Luis Bay Development, LLC	DE
44. Diamond Resorts Santa Fe Development, LLC	DE
45. Diamond Resorts Scottsdale Development, LLC	DE
46. Diamond Resorts Sedona Springs Development, LLC	DE
47. Diamond Resorts Sedona Summit Development, LLC	DE
48. Diamond Resorts St. Croix Development, LLC	DE
49. Diamond Resorts Steamboat Development, LLC	DE
50. Diamond Resorts Tahoe Beach & Ski Development, LLC	DE
51. Diamond Resorts U.S. Collection Development, LLC	DE
52. Diamond Resorts Villa Mirage Development, LLC	DE
53. Diamond Resorts Villas of Sedona Development, LLC	DE
54. Diamond Resorts West Maui Development, LLC	DE
55. Foster Shores, LLC	MO
56. George Acquisition Subsidiary, Inc.	NV
57. Ginger Creek, LLC	DE
58. Grand Escapes, LLC	DE
59. International Timeshares Marketing, LLC	DE
60. Lake Tahoe Resort Partners, LLC	CA
61. Mazatlan Development Inc.	WA
62. MMG Development Corp.	FL

21

Name of Entity	Jurisdiction of Organization
63. Poipu Resort Partners, L.P.	HI
64. Resort Management International, Inc.	CA
65. Resorts Development International, Inc.	NV
66. Sunterra Resort Rental Management, Inc.	DE
67. Walsham Lake, LLC	MO
68. West Maui Resort Partners, L.P.	DE
(iv)	All locations where each Subsidiary Guarantor maintains any Equipment or other Collateral:
Location of Collateral

Name of Entity	Address of Collateral Location	County
The Ridge on Sedona Golf	Resort 55 Sun Ridge Circle Sedona, Arizona 86351	Yavapai

Scottsdale Villa Mirage	Resort: 7887 East Princess Blvd. Scottsdale, Arizona 85255	Maricopa

Undeveloped Land: 7887 East Princess Blvd. Scottsdale, Arizona 85255

Sedona Springs	Resort: 55 Northview Rd. Sedona, Arizona 86336	Yavapai

Sedona Summit	Resort: 500 Navoti Dr. Sedona, Arizona 86336	Yavapai

Sales Center: 4055 Navoti Dr. Sedona, Arizona 86336

Undeveloped Land: 500 Navoti Dr. Sedona, Arizona 86336

Tahoe Beach & Ski Club	Resort: 3601 Lake Tahoe Blvd. S. Lake Tahoe, California 96150	Eldorado

Villas at Poco Diablo	Resort: 1752 S. Highway 179 Sedona, Arizona 86336	Coconino

22

Name of Entity	Address of Collateral Location	County
Villas of Sedona	Resort: 120 Kallof Place Sedona, Arizona 86336	Yavapai

Grand Beach I	Resort: 8309 Lake Bryan Beach Blvd. Orlando, Florida 32821	Orange

Sales Center: 8317 Lake Bryan Beach Blvd. Orlando, Florida 32821

Grand Beach II	Resort: 8309 Lake Bryan Beach Blvd. Orlando, Florida 32821	Orange

Sales Center: 8317 Lake Bryan Beach Blvd. Orlando, Florida 32821

Undeveloped Land: 8309 Lake Bryan Beach Blvd. Orlando, Florida 32821

Kaanapali Beach Club	Resort: 104 Kaanapali Shores Place Kaanapali, Maui, Hawaii 96761	Maui

Lake Tahoe Vacation Resort	Resort: 901 Ski Run Blvd. S. Lake Tahoe, California 96150	Eldorado

Undeveloped Land: 901 Ski Run Blvd. S. Lake Tahoe, California 96150

The Point at Poipu	Resort: 1613 Pe’e Road Poipu, Kauai, Hawaii 96756	Kauai

23

Name of Entity	Address of Collateral Location	County
Greensprings Vacation Resort	Resort: 3500 Ludwell Parkway Williamsburg, Virginia 23188	James City

Sales Center: 6000 Easter Circle Williamsburg, Virginia 23188

Undeveloped Land: 3500 Ludwell Parkway Williamsburg, Virginia 23188

Polynesian Isles	Resort: 3045 Polynesian Isles Blvd. Kissimmee, Florida 34746	Osceola

The Historic Powhatan Resort	Resort: 3601 Ironbound Rd. Williamsburg, Virginia 23188	James City

Sales Center: 6000 Easter Circle Williamsburg, Virginia 23188

Undeveloped Land: 3601 Ironbound Rd. Williamsburg, Virginia 23188

Royal Dunes at Port Royal	Resort: 8 Wimbledon Court Hilton Head, S. Carolina 29928	Beauford

Ridge Pointe	Resort: 455 Trameway Dr. Stateline, Nevada 89449	Douglas

Bent Creek Golf Village	Resort: 3919 E. Parkway Gatlinburg, Tennessee 37738	Sevier

Undeveloped Land: 3919 E. Parkway Gatlinburg, Tennessee 37738

Cypress Pointe	Resort: 8651 Treasure Cay Lane Orlando, Florida 32836	Orange

Undeveloped Land: 8651 Treasure Cay Lane Orlando, Florida 32836

24

Name of Entity	Address of Collateral Location	County
Desert Paradise	Resort: 5165 S. Decatur Blvd. Las Vegas, Nevada 89118	Clark

Daytona Beach Regency	Resort: 400 N. Atlantic Ave. Daytona Beach, Florida 32118	Volusia

Island Links	Resort: 1 Coggins Point Road Hilton Head, South Carolina 29928	Beaufort

London Bridge Resort	Resort: 1477 Queens Drive Lake Havasu City, Arizona 86403	Mohave

Marquis Villas Resort	Resort: 140 South Calle Encilia Palm Springs, California 92262	Riverside

Polo Towers Suites	Resort: 3745 Las Vegas Boulevard South Las Vegas, Nevada 89109	Clark

Scottsdale Links Resort	Resort: 16858 North Perimeter Drive Scottsdale, Arizona 85260	Maricopa

The Suites at Fall Creek	Resort: 1A Fall Creek Drive Branson, Missouri 65616	Taney

Undeveloped Land: 1A Fall Creek Drive Branson, Missouri 65616

San Luis Bay Inn	Resort: 3254 Avila Beach Drive Avila Beach, California 93424	San Luis Obispo

Villas at Polo Towers	Resort: 3745 Las Vegas Boulevard South Las Vegas, Nevada 89109	Clark

Villas de Santa Fe	Resort: 400 Griffin St. Santa Fe, New Mexico 87501	Santa Fe
(v)	All the places of business of each Subsidiary Guarantor not identified in paragraph (i), (ii), (iii) or (iv) above:

25

Name of Entity	Location of business
None.
(vi)	All names and addresses of all Persons other than each Subsidiary Guarantor that have possession of any of the Collateral of each Subsidiary Guarantor:

Name	Address	Collateral
None.
3.	Unusual Transactions. All Accounts have been originated by the Issuer, Holdings, the Company and Subsidiary Guarantors and all Inventory has been acquired by the Issuer, Holdings, the Company and Subsidiary Guarantors in the ordinary course of business.

4.	File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to the Issuer, Holdings, the Company and each Subsidiary Guarantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Purchase Agreement.

5.	UCC Filings.
A.	Financing statements in substantially the form set forth below have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which the Issuer is located and, to the extent any of the collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to the Issuer in Section 2(A) hereof:

See Schedule 5(A) attached

B.	Financing statements in substantially the form set forth below have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each of Holdings and the Company is located and, to the extent any of the collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such entity in Section 2(B) hereof:

See Schedule 5(B) attached

C.	Financing statements in substantially the form set forth below have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Subsidiary Guarantor is located and, to the extent any of the collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Subsidiary Guarantor in Section 2(C) hereof:

See Schedule 5(C) attached

26

6.	Schedule of Filings.
A.	Listed below is a schedule setting forth, with respect to the filings described in Section 5 above, each filing for the Issuer and the filing office in which such filing is to be made:

Name	Filing	Filing Office
Diamond Resorts Corporation	UCC-1	Maryland - Department of Assessments and Taxation
B.	Listed below is a schedule setting forth, with respect to the filings described in Section 5 above, each filing for each of Holdings and the Company and the filing office in which such filing is to be made:

Name	Filing	Filing Office
Diamond Resorts Holdings, LLC	UCC-1	Nevada
Diamond Resorts Parent, LLC	UCC-1	Nevada
C.	Listed below is a schedule setting forth, with respect to the filings described in Section 5 above, each filing for each Subsidiary Guarantor and the filing office in which such filing is to be made:

Name		Filing	Filing Office
1.	AKGI Poipu Investments, Inc.	UCC-1	California	Secretary of State

2.	AKGI-St. Maarten N.V.	UCC-1	Delaware	Secretary of State

3.	Chestnut Farms, LLC	UCC-1	Nevada	Secretary of State

4.	Cumberland Gate, LLC	UCC-1	Delaware	Secretary of State

5.	Diamond Resorts Beach Group, LLC	UCC-1	Delaware	Secretary of State

6.	Diamond Resorts California Collection Development, LLC	UCC-1	Delaware	Secretary of State

7.	Diamond Resorts Centralized Services Company	UCC-1	Delaware	Secretary of State

8.	Diamond Resorts Citrus Share Holding, LLC	UCC-1	Delaware	Secretary of State

9.	Diamond Resorts Coral Sands Development, LLC	UCC-1	Delaware	Secretary of State

10.	Diamond Resorts Cypress Pointe I Development, LLC	UCC-1	Delaware	Secretary of State

11.	Diamond Resorts Cypress Pointe II Development, LLC	UCC-1	Delaware	Secretary of State

12.	Diamond Resorts Cypress Pointe III Development, LLC	UCC-1	Delaware	Secretary of State

13.	Diamond Resorts Daytona Development, LLC	UCC-1	Delaware	Secretary of State

27

Name		Filing	Filing Office
14.	Diamond Resorts Developer and Sales Holding Company	UCC-1	Delaware	Secretary of State

15.	Diamond Resorts Epic Mortgage Holdings, LLC	UCC-1	Delaware	Secretary of State

16.	Diamond Resorts Fall Creek Development, LLC	UCC-1	Delaware	Secretary of State

17.	Diamond Resorts Finance Holding Company	UCC-1	Delaware	Secretary of State

18.	Diamond Resorts Financial Services, Inc.	UCC-1	Nevada	Secretary of State

19.	Diamond Resorts Grand Beach I Development, LLC	UCC-1	Delaware	Secretary of State

20.	Diamond Resorts Grand Beach II Development, LLC	UCC-1	Delaware	Secretary of State

21.	Diamond Resorts Greensprings Development, LLC	UCC-1	Delaware	Secretary of State

22.	Diamond Resorts Hawaii Collection Development, LLC	UCC-1	Delaware	Secretary of State

23.	Diamond Resorts Hilton Head Development, LLC	UCC-1	Delaware	Secretary of State

24.	Diamond Resorts International Club, Inc.	UCC-1	Florida	Secretary of State

25.	Diamond Resorts International Marketing, Inc.	UCC-1	California	Secretary of State

26.	Diamond Resorts Las Vegas Development, LLC	UCC-1	Delaware	Secretary of State

27.	Diamond Resorts Management & Exchange Holding Company	UCC-1	Delaware	Secretary of State

28.	Diamond Resorts Management, Inc.	UCC-1	Arizona	Secretary of State

29.	Diamond Resorts Mazatlan Land, LLC	UCC-1	Delaware	Secretary of State

30.	Diamond Resorts Mexico Share Holding, LLC	UCC-1	Delaware	Secretary of State

31.	Diamond Resorts Mortgage Holdings, LLC	UCC-1	Delaware	Secretary of State

32.	Diamond Resorts Palm Springs Development, LLC	UCC-1	Delaware	Secretary of State

33.	Diamond Resorts Poco Diablo Development, LLC	UCC-1	Delaware	Secretary of State

34.	Diamond Resorts Poipu Development, LLC	UCC-1	Delaware	Secretary of State

35.	Diamond Resorts Polo Development, LLC	UCC-1	Nevada	Secretary of State

36.	Diamond Resorts Port Royal Development, LLC	UCC-1	Delaware	Secretary of State

28

Name		Filing	Filing Office
37.	Diamond Resorts Powhatan Development, LLC	UCC-1	Delaware	Secretary of State

38.	Diamond Resorts Residual Assets Development, LLC	UCC-1	Delaware	Secretary of State

39.	Diamond Resorts Residual Assets Finance, LLC	UCC-1	Delaware	Secretary of State

40.	Diamond Resorts Residual Assets M&E, LLC	UCC-1	Delaware	Secretary of State

41.	Diamond Resorts Ridge on Sedona Development, LLC	UCC-1	Delaware	Secretary of State

42.	Diamond Resorts Ridge Pointe Development, LLC	UCC-1	Delaware	Secretary of State

43.	Diamond Resorts San Luis Bay Development, LLC	UCC-1	Delaware	Secretary of State

44.	Diamond Resorts Santa Fe Development, LLC	UCC-1	Delaware	Secretary of State

45.	Diamond Resorts Scottsdale Development, LLC	UCC-1	Delaware	Secretary of State

46.	Diamond Resorts Sedona Springs Development, LLC	UCC-1	Delaware	Secretary of State

47.	Diamond Resorts Sedona Summit Development, LLC	UCC-1	Delaware	Secretary of State

48.	Diamond Resorts St. Croix Development, LLC	UCC-1	Delaware	Secretary of State

49.	Diamond Resorts Steamboat Development, LLC	UCC-1	Delaware	Secretary of State

50.	Diamond Resorts Tahoe Beach & Ski Development, LLC	UCC-1	Delaware	Secretary of State

51.	Diamond Resorts U.S. Collection Development, LLC	UCC-1	Delaware	Secretary of State

52.	Diamond Resorts Villa Mirage Development, LLC	UCC-1	Delaware	Secretary of State

53.	Diamond Resorts Villas of Sedona Development, LLC	UCC-1	Delaware	Secretary of State

54.	Diamond Resorts West Maui Development, LLC	UCC-1	Delaware	Secretary of State

55.	Foster Shores, LLC	UCC-1	Missouri	Secretary of State

56.	George Acquisition Subsidiary, Inc.	UCC-1	Nevada	Secretary of State

57.	Ginger Creek, LLC	UCC-1	Delaware	Secretary of State

58.	Grand Escapes, LLC	UCC-1	Delaware	Secretary of State

29

Name		Filing	Filing Office
59.	International Timeshares Marketing, LLC	UCC-1	Delaware	Secretary of State

60.	Lake Tahoe Resort Partners, LLC	UCC-1	California	Secretary of State

61.	Mazatlan Development Inc.	UCC-1	Washington	Department of Licensing

62.	MMG Development Corp.	UCC-1	Florida	Secretary of State

63.	Poipu Resort Partners, L.P.	UCC-1	Hawaii	Bureau of Conveyances

64.	Resort Management International, Inc.	UCC-1	California	Secretary of State

65.	Resorts Development International, Inc.	UCC-1	Nevada	Secretary of State

66.	Sunterra Resort Rental Management, Inc.	UCC-1	Delaware	Secretary of State

67.	Walsham Lake, LLC	UCC-1	Missouri	Secretary of State

68.	West Maui Resort Partners, L.P.	UCC-1	Delaware	Secretary of State
7.	Stock Ownership and other Equity Interests. A true and correct list, set forth below, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest, whether held directly or indirectly, of the Issuer, Holdings, the Company and each Subsidiary Guarantor, respectively, and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth is each equity investment, whether held directly or indirectly, of the Issuer, Holdings, the Company and each Subsidiary Guarantor that represents 50% or more of the equity of the entity in which such investment was made:
Issuer

Name	Outstanding Equity	Owner
Diamond Resorts Corporation	100%	Diamond Resorts Holdings, LLC
Holdings and the Company

Name	Outstanding Equity		Owner
Diamond Resorts Parent, LLC	72.29	%*	Cloobeck Diamond Parent, LLC

	3	%*	Other institutional investor

	24.71	%*	DRP Holdco, LLC

	* = as of the Closing Date

Diamond Resorts Holdings, LLC	100%		Diamond Resorts Parent, LLC

30

Subsidiary Guarantors

Name		Outstanding Equity	Owner
1.	AKGI Poipu Investments, Inc.	100%	Diamond Resorts Developer and Sales Holding Company

2.	AKGI-St. Maarten N.V.	100%	Diamond Resorts Corporation

3.	Chestnut Farms, LLC	100%	Potter’s Mill, Inc.

4.	Cumberland Gate, LLC	100%	Potter’s Mill, Inc.

5.	Diamond Resorts Beach Group, LLC	100%	Diamond Resorts Developer and Sales Holding Company

6.	Diamond Resorts California Collection Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

7.	Diamond Resorts Centralized Services Company	100%	Diamond Resorts Corporation

8.	Diamond Resorts Citrus Share Holding, LLC	100%	Diamond Resorts Corporation

9.	Diamond Resorts Coral Sands Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

10.	Diamond Resorts Cypress Pointe I Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

11.	Diamond Resorts Cypress Pointe II Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

12.	Diamond Resorts Cypress Pointe III Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

13.	Diamond Resorts Daytona Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

14.	Diamond Resorts Developer and Sales Holding Company	100%	Diamond Resorts Corporation

15.	Diamond Resorts Epic Mortgage Holdings, LLC	100%	Diamond Resorts Finance Holding Company

16.	Diamond Resorts Fall Creek Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

17.	Diamond Resorts Finance Holding Company	100%	Diamond Resorts Corporation

18.	Diamond Resorts Financial Services, Inc.	100%	Diamond Resorts Finance Holding Company

19.	Diamond Resorts Grand Beach I Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

20.	Diamond Resorts Grand Beach II Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

31

Name		Outstanding Equity	Owner
21.	Diamond Resorts Greensprings Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

22.	Diamond Resorts Hawaii Collection Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

23.	Diamond Resorts Hilton Head Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

24.	Diamond Resorts International Club, Inc.	100%	Diamond Resorts Management & Exchange Holding Company

25.	Diamond Resorts International Marketing, Inc.	100%	Diamond Resorts Developer and Sales Holding Company

26.	Diamond Resorts Las Vegas Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

27.	Diamond Resorts Management & Exchange Holding Company	100%	Diamond Resorts Corporation

28.	Diamond Resorts Management, Inc.	100%	Diamond Resorts Management & Exchange Holding Company

29.	Diamond Resorts Mazatlan Land, LLC	100%	Mazatlan Development, Inc.

30.	Diamond Resorts Mexico Share Holding, LLC	100%	Diamond Resorts Developer and Sales Holding Company

31.	Diamond Resorts Mortgage Holdings, LLC	2%	Diamond Resorts Financial Services, Inc.

		98%	Diamond Resorts Finance Holding Company

32.	Diamond Resorts Palm Springs Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

33.	Diamond Resorts Poco Diablo Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

34.	Diamond Resorts Poipu Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

35.	Diamond Resorts Polo Development, LLC	95%	Diamond Resorts Holdings, LLC
		5%	Diamond Resorts Las Vegas Development, LLC

36.	Diamond Resorts Port Royal Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

37.	Diamond Resorts Powhatan Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

38.	Diamond Resorts Residual Assets Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

39.	Diamond Resorts Residual Assets Finance, LLC	100%	Diamond Resorts Finance Holding Company

32

Name		Outstanding Equity	Owner
40.	Diamond Resorts Residual Assets M&E, LLC	100%	Diamond Resorts Management & Exchange Holding Company

41.	Diamond Resorts Ridge on Sedona Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

42.	Diamond Resorts Ridge Pointe Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

43.	Diamond Resorts San Luis Bay Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

44.	Diamond Resorts Santa Fe Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

45.	Diamond Resorts Scottsdale Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

46.	Diamond Resorts Sedona Springs Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

47.	Diamond Resorts Sedona Summit Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

48.	Diamond Resorts St. Croix Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

49.	Diamond Resorts Steamboat Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

50.	Diamond Resorts Tahoe Beach & Ski Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

51.	Diamond Resorts U.S. Collection Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

52.	Diamond Resorts Villa Mirage Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

53.	Diamond Resorts Villas of Sedona Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

54.	Diamond Resorts West Maui Development, LLC	100%	Diamond Resorts Developer and Sales Holding Company

55.	Foster Shores, LLC	100%	Potter’s Mill, Inc.

56.	George Acquisition Subsidiary, Inc.	100%	Diamond Resorts Corporation

57.	Ginger Creek, LLC	100%	Potter’s Mill, Inc.

58.	Grand Escapes, LLC	100%	Diamond Resorts Management & Exchange Holding Company

59.	International Timeshares Marketing, LLC	100%	Diamond Resorts Developer and Sales Holding Company

60.	Lake Tahoe Resort Partners, LLC	100%	Diamond Resorts Developer and Sales Holding Company

61.	Mazatlan Development Inc.	100%	Diamond Resorts Developer and Sales Holding Company

33

Name		Outstanding Equity	Owner
62.	MMG Development Corp.	100%	Diamond Resorts Developer and Sales Holding Company

63.	Poipu Resort Partners, L.P.	1%	GP: Diamond Resorts Poipu Development, LLC

		99%	LP: Diamond Resorts Developer and Sales Holding Company

64.	Resort Management International, Inc.	100%	Diamond Resorts Management & Exchange Holding Company

65.	Resorts Development International, Inc.	100%	Diamond Resorts Residual Assets Development, LLC

66.	Sunterra Resort Rental Management, Inc.	100%	Diamond Resorts Management & Exchange Holding Company

67.	Walsham Lake, LLC	100%	Potter’s Mill, Inc.

68.	West Maui Resort Partners, L.P.	1%	GP: Diamond Resorts West Maui Development, LLC

		99%	LP: Diamond Resorts Developer and Sales Holding Company

Diamond Resorts (Holdings) Limited		100%	Diamond Resorts Corporation
8.	Debt Instruments. A true and correct list, set forth below, of all promissory notes and other evidence of indebtedness held by the Issuer, Holdings, the Company and each Subsidiary Guarantor, respectively, that are required to be pledged under the Security Agreement, including all intercompany notes:
Issuer

Principal
Issuer	Amount	Date of Note	Maturity Date
Diamond Resorts Europe (Holding) Ltd.	£16 million (revolving)	Amended and restated 3/7/07 and amended 12/1/08	12/16/2014

Diamond Resorts Europe (Holding) Ltd.	£33 million (term)	Amended and restated 3/7/07 and amended 12/1/08	12/16/2014
Holdings and the Company

Name	Debt Instrument
Diamond Resorts Parent, LLC	None.
Diamond Resorts Holdings, LLC	None.

34

Subsidiary Guarantors

Name	Debt Instrument
NONE
9.	Advances. A true and correct list is set forth below of all advances made by the Issuer to any Subsidiary of the Issuer, or made by any Subsidiary of the Issuer to the Issuer or to any other Subsidiary of the Issuer (other than those identified in Section 8 above), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Agent under the Security Agreement. A true and correct list is also set forth of all unpaid intercompany transfers of goods sold and delivered by or to the Issuer or any Subsidiary of the Issuer:
Issuer

Name	Advances
NONE	N/A
Holdings and the Company

Name	Advances
NONE	N/A
Subsidiary Guarantors

Name	Advances
NONE	N/A
10.	Mortgage Filings. Listed below are schedules setting forth, with respect to each mortgaged property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause, (c) the filing office in which a mortgage with respect to such property must be filed or recorded in order for the Agent to obtain a perfected security interest therein, and (d) an estimate of the fair market value of such property.

(d) Book Value as
Property	(a) Owner	(c) Filing Office	of 3/31/10
NONE.

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11.	Intellectual Property.
A.	Issuer
(i)	Set out below, in proper form for filing with the United States Patent and Trademark Office, is a list setting forth all of the Issuer’s Patents, Patent Licenses and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent, Patent License and Patent Application owned by the Issuer:

Name	Patents
NONE
(ii)	Set out below, in proper form for filing with the United States Patent and Trademark Office, is a list setting forth all of the Issuer’s Trademarks, Trademark Licenses and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark, Trademark License and Trademark application owned by the Issuer:

Name	Trademarks
NONE
(iii)	Set out below, in proper form for filing with the United States Copyright Office, is a schedule setting forth all of the Issuer’s Copyrights (including the name of the registered owner, title, the registration number and the expiration date (if already registered)), Copyright Licenses (including the name of the registered owner, title, the registration number and the expiration date (if already registered)) and Copyright Applications (including the name of the registered owner and title) of each Copyright, Copyright License or Copyright Application owned by the Issuer:

Name	Copyrights
NONE
B.	Holdings and the Company
(i)	Set forth below, in proper form for filing with the United States Patent and Trademark Office, is a list setting forth all of each of Holdings’ and the Company’s Patents, Patent Licenses and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent, Patent License and Patent Application owned by either of Holdings or the Company:

Name	Patents
N/A	N/A

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(ii)	Set forth below, in proper form for filing with the United States Patent and Trademark Office, is a list setting forth all of each of Holdings’ and the Company’s Trademarks, Trademark Licenses and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark, Trademark License and Trademark application owned by either of Holdings or the Company:

		International	Registration	Registration
Name	Trademarks	Class	Number	Date
See Schedule I (attached)
(iii)	Set forth below, in proper form for filing with the United States Copyright Office, is a list setting forth all of each of Holdings’ and the Company’s Copyrights (including the name of the registered owner, title, the registration number and the expiration date (if already registered)), Copyright Licenses (including the name of the registered owner, title, the registration number and the expiration date (if already registered)) and Copyright Applications (including the name of the registered owner and title) of each Copyright, Copyright License or Copyright Application owned by either Holdings or the Company:

Name	Copyrights
N/A	N/A
C.	Subsidiary Guarantors
(i)	Set forth below, in proper form for filing with the United States Patent and Trademark Office, is a list setting forth all of each Subsidiary Guarantor’s Patents, Patent Licenses and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent, Patent License and Patent Application owned by any Subsidiary Guarantor:

Name	Patents
NONE
(ii)	Set forth below, in proper form for filing with the United States Patent and Trademark Office, is a list setting forth all of each Subsidiary Guarantor’s Trademarks, Trademark Licenses and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark, Trademark License and Trademark application owned by any Subsidiary Guarantor:

37

Name	Trademarks
See Schedule I (attached)
(iii)	Set forth below, in proper form for filing with the United States Copyright Office, is a list setting forth all of each Subsidiary Guarantor’s Copyrights (including the name of the registered owner, title and the expiration date (if already registered)), Copyright Licenses (including the name of the registered owner, title and the expiration date (if already registered)) and Copyright Applications (including the name of the registered owner and title) of each Copyright, Copyright License or Copyright Application owned by any Subsidiary Guarantor:

Name	Copyrights
NONE
12.	Commercial Tort Claims
A.	Set forth below is a true and correct list of commercial tort claims in excess of $500,000 held by the Issuer, including a brief description thereof:

Claim	Amount
NONE
B.	Set forth below is a true and correct list of commercial tort claims in excess of $500,000 held by either Holdings or the Company, including a brief description thereof:

Claim	Amount
NONE
C.	Set forth below is a true and correct list of commercial tort claims in excess of $500,000 held by any Subsidiary Guarantor, including a brief description thereof:

Claim	Amount
NONE
13.	Deposit Accounts.
A.	A true and correct list of deposit accounts maintained by the Issuer is set forth below, including the name and address of the depositary institution, the type of account and the account number:

Name	Deposit Accounts
None.

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B.	A true and correct list of deposit accounts maintained by each of Holdings and the Company is set forth below, including the name and address of the depositary institution, the type of account and the account number:

Name	Deposit Accounts
NONE
C.	A true and correct list of deposit accounts maintained by each Subsidiary Guarantor, is set forth below, including the name and address of the depositary institution, the type of account and the account number:
See Schedule II (attached)
14.	Securities Accounts.
A.	A true and correct list of securities accounts maintained by the Issuer is set forth below, including the name and address of the intermediary institution, the type of account and the account number:

Name	Securities Accounts
N/A	None
B.	A true and correct list of securities accounts maintained by each of Holdings and the Company is set forth below, including the name and address of the intermediary institution, the type of account and the account number:

Name	Securities Accounts
N/A	N/A
C.	A true and correct list of securities accounts maintained by each Subsidiary Guarantor is set forth below, including the name and address of the intermediary institution, the type of account and the account number:
See Schedule II (attached)
[remainder of page intentionally blank]

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     IN WITNESS WHEREOF, the undersigned have duly executed this Perfection Certificate on this _______ day of August, 2010.

DIAMOND RESORTS CORPORATION, a Maryland corporation

By:

Name:

Its:

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